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                                                                       EXHIBIT 5


                            Sachnoff & Weaver, Ltd.
                          30 S. Wacker Dr., 29th Floor
                            Chicago, Illinois 60606
                                 (312) 207-1000


Security Associates International, Inc.
2101 South Arlington Heights Road, Suite 150
Arlington Heights, Illinois 60005-4142

     Re:  Registration Statement on Form S-3 of
          Security Associates International, Inc. (the "Registration Statement")


Gentlemen and Ladies:

     In connection with the proposed registration for resale of 3,768,600 shares of common stock, par value $0.001 per share (the "common stock"), of Security Associates International, Inc. (the "Company"), covered by the Registration Statement, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to as originals, the conformity to original documents of all the documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     Based upon such examination, we advise you that, in our opinion, the shares of common stock registered for resale as set forth in the Registration Statement have been duly authorized and were validly issued and fully paid and nonassessable, and will continue to be so when sold as set forth in the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Validity of Stock" in the prospectus constituting a part of such Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.


                                   Very truly yours,

                                   /s/ SACHNOFF & WEAVER, LTD.

                                   Sachnoff & Weaver, Ltd.


JAS/JTA/WED